Exhibit 99.1

Contact:	Will Davis
SVP of Marketing and Investor Relations
Chief of Staff
Phone: 917-519-6994
Email: davisw@lumosnet.com

CORRECTING AND REPLACING Lumos Networks Corp. Reports Full Year 2016 Results

Please replace the release with the following corrected version to update the Cash Flows from Financing Activities for 2015 section of the Condensed Consolidated Statement of Cash Flows table.

The corrected release should read:

On a YoY Basis, Total Revenue up over 1%, Data Revenue up over 8%,

FTTC Revenue up nearly 29% and Enterprise Revenue up over 14%

Full Year 2016 Highlights:

•	Year-over-year growth in consolidated revenues and Adjusted EBITDA

•	$206.9 million total revenue, up over 1%

•	$29.6 million in operating income, down nearly 19%, and net loss of $0.5 million, or $0.02 per diluted share

•	$95.1 million in Adjusted EBITDA, up over 3%

•	Total 2016 Data revenue of $123.6 million, up over 8% year-over-year

•	Total combined Fiber to the Cell (“FTTC”) and Enterprise revenue of nearly $89 million, up nearly 20% year-over-year

•	Combined FTTC/Enterprise constituted 72% of total Data revenue versus 65% in 2015, of which approximately 95% tied to Ethernet and other advanced fiber technologies

Fourth Quarter 2016 Highlights:

•	Year-over-year growth in consolidated revenues and Adjusted EBITDA

•	$51.9 million total revenue, up less than 1%

•	$7.5 million in operating income, down approximately 25%, and net income of $0.1 million, or $0.00 per diluted share

•	$23.9 million in Adjusted EBITDA, down over 2%

•	Total 4Q16 Data revenue of over $31.6 million, up over 6% year-over-year

•	Total combined FTTC and Enterprise revenue over $23.5 million, up nearly 19% year-over-year

•	Combined FTTC/Enterprise constituted over 74% of total Data revenue versus 66% in the prior year, of which approximately 95% tied to Ethernet and other advanced fiber technologies

•	Fiber Infrastructure Growth

•	Reached 1,304 unique FTTC sites, up nearly 19% year-over-year; and 1,659 total FTTC connections, up over 15% year-over-year

•	Added 47 lit Enterprise buildings in 4Q16 to reach 2,031, up over 17% year-over-year

•	In 2016, added 1,505 fiber route miles with an average strand count of 71

•	Average fiber strand count of 49 across Lumos footprint, up nearly 9% year over year

WAYNESBORO, VA – March 7, 2017 – Lumos Networks Corp. (“Lumos Networks”, “Lumos” or the “Company”) (Nasdaq: LMOS), a leading fiber-based service provider in the Mid-Atlantic region, today announced its results for the fourth quarter and full year 2016.

Total revenue for the full year 2016 was $206.9 million, up over 1% from the prior year. The Company generated operating income of $29.6 million in 2016, down nearly 19% compared to 2015. Net loss attributable to Lumos Networks Corp. in 2016 was $0.5 million, or $0.02 per diluted share, compared to net income of $10 million, or $0.43 per diluted share, in 2015. Total Adjusted EBITDA was $95.1 million in 2016, up over 3% from the prior year period.

Total revenue for the fourth quarter of 2016 was $51.9 million, up slightly from the prior year period. The Company generated operating income of $7.5 million for the three months ended December 31 2016, down approximately 25% year-over-year. Net income attributable to Lumos Networks Corp. was $0.1 million, or $0.00 per diluted share, for the fourth quarter of 2016, down from net income of $2.7 million in the prior year period. Total Adjusted EBITDA for the fourth quarter was $23.9 million, down over 2% from the prior year period.

In 2016, Lumos Networks overall revenue grew over 1%, data revenue growth exceeded 8% and Adjusted EBITDA exceeded $95 million, up over 3% compared to 2015. Combined FTTC and Enterprise businesses, which are approximately 95% tied to Ethernet and other advanced fiber products, grew nearly 20% in 2016.

On February 20, 2017, the Company announced that it had entered into a definitive agreement to be acquired by EQT Infrastructure for $18 in an all-cash transaction, resulting in an enterprise value of approximately $950 million. The agreement was approved by all members of the board of directors voting on the transaction. Completion of the transaction is subject to shareholder approval, regulatory approval and other customary closing conditions. The acquisition is expected to be completed during the third quarter of 2017.

About Lumos Networks

Lumos Networks is a leading fiber-based service provider in the Mid-Atlantic region serving Carrier, Enterprise and Data Center customers, offering end-to-end connectivity in 25 markets in Virginia, West Virginia, North Carolina, Pennsylvania, Maryland, Ohio and Kentucky. With a fiber network of 10,112 fiber route miles and 491,276 total fiber strand miles, Lumos Networks connects 1,304 unique Fiber to the Cell sites, 1,659 total FTTC connections, 36 data centers, including 7 company owned co-location facilities, 2,031 on-net buildings and nearly 3,400 total on-net locations. In 2016, Lumos Networks generated over $123 million in Data revenue over our fiber network. Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Contribution Margin is net income or loss attributable to Lumos Networks Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income attributable to noncontrolling interests, other (income) expenses, net, employee separation charges, restructuring charges, gain or loss on interest rate swap derivatives, corporate general and administrative expenses, including equity-based compensation, acquisition and separation related charges and amortization of actuarial gains or losses, and indirect operating expenses. Contribution Margin ratio is calculated as the ratio of Contribution Margin, as defined, to operating revenues.

Adjusted EBITDA is net income or loss attributable to Lumos Networks Corp. before interest, income taxes, depreciation and amortization and accretion of asset retirement obligations, net income attributable to noncontrolling interests, other (income) expenses, net, equity-based compensation, amortization of actuarial losses, employee separation charges, restructuring charges, acquisition and separation related charges and gain (loss) on interest rate swap derivatives. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Contribution Margin, Contribution Margin Ratio, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: the successful closing of the announced transaction with EQT Infrastructure, including obtaining the requisite regulatory, governmental and shareholder approvals and satisfying other closing conditions; the risk that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could cause the parties to abandon the transaction or materially impact the financial benefits of the transaction; the timing to consummate the proposed transaction; any disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction, the failure by EQT Infrastructure to obtain the necessary financing arrangement set forth in commitment letters received in connection with the merger; the impact of our previous acquisitions of Clarity Communications and DC 74 on our operations; rapid development and intense competition with resulting pricing pressure in the telecommunications and high speed data transport industry; our ability to grow our data business on an organic or inorganic basis in order to offset expected revenue declines in legacy voice and access products; our ability to obtain new carrier contracts or expand services under existing carrier contracts at competitive pricing levels to offset churn and achieve revenue growth from our carrier businesses; our ability to separate our legacy business on a timely basis; our ability to effectively allocate capital and timely implement network expansion plans necessary to accommodate organic growth initiatives; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility and our unsecured debt obligations; our cash and capital requirements; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report filed on Form 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Statements of Cash Flows

•	Summary of Operating Results, Customer and Network Statistics

•	Reconciliation of Non-GAAP Financial Measures to GAAP Results

Lumos Networks Corp.

Condensed Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$33,575	$13,267
Marketable securities	38,081	88,811
Accounts receivable, net	22,609	20,796
Other receivables	753	852
Income tax receivable	459	568
Prepaid expenses and other	5,028	7,215

Total Current Assets	100,505	131,509

Securities and investments	1,479	1,180
Property, plant and equipment, net	536,288	498,944
Other Assets
Goodwill	100,297	100,297
Other intangibles, net	8,503	11,078
Deferred charges and other assets	6,300	2,364

Total Other Assets	115,100	113,739

Total Assets	$753,372	$745,372

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$13,530	$10,400
Accounts payable	8,607	14,182
Advance billings and customer deposits	14,140	13,849
Accrued compensation	1,491	1,191
Accrued operating taxes	4,518	3,907
Other accrued liabilities	5,000	4,974

Total Current Liabilities	47,286	48,503

Long-Term Liabilities
Long-term debt, net of unamortized discount and debt issuance costs, excluding current portion	454,885	456,300
Retirement benefits	16,029	17,029
Deferred income taxes, net	96,988	89,193
Other long-term liabilities	2,124	2,016

Total Long-term Liabilities	570,026	564,538

Stockholders’ Equity	135,174	131,392

Noncontrolling Interests	886	939

Total Equity	136,060	132,331

Total Liabilities and Equity	$753,372	$745,372

Lumos Networks Corp.

Condensed Consolidated Statements of Operations

	Three months ended December 31,		Year ended December 31,
(In thousands, except per share amounts)	2016	2015	2016	2015
Operating Revenues	$51,886	$51,852	$206,899	$204,269
Operating Expenses
Cost of revenue, exclusive of depreciation and amortization	9,025	10,523	38,973	42,205
Selling, general and administrative, exclusive of depreciation and amortization[1]	20,922	18,761	84,978	77,292
Depreciation and amortization	14,251	12,415	51,279	47,527
Accretion of asset retirement obligations	24	34	115	139
Restructuring charges[2]	117	1	1,940	638

Total Operating Expenses	44,339	41,734	177,285	167,801

Operating Income	7,547	10,118	29,614	36,468
Other Income (Expenses)
Interest expense	(7,220)	(6,896)	(28,385)	(19,918)
Gain on interest rate swap derivatives	—	220	—	665
Other income, net	69	203	389	114

Income Before Income Tax Expense	396	3,645	1,618	17,329
Income Tax Expense	250	925	1,962	7,146

Net Income (Loss)	146	2,720	(344)	10,183
Net Income Attributable to Noncontrolling Interests	(42)	(46)	(179)	(157)

Net Income (Loss) Attributable to Lumos Networks Corp.	$104	$2,674	$(523)	$10,026

Basic and Diluted Earnings (Loss) per Common Share Attributable to Lumos Networks Corp. Stockholders:
Basic earnings (loss) per share	$0.00	$0.12	$(0.02)	$0.44
Diluted earnings (loss) per share	$0.00	$0.12	$(0.02)	$0.43

[1]	Includes equity-based compensation expense related to all of the Company’s share-based awards, annual employee bonuses paid in the form of immediately vested shares and the Company’s 401(k) matching contributions of $1.1 million and $1.6 million for the three months ended December 31, 2016 and 2015, respectively, and $9.6 million and $5.9 million for the twelve months ended December 31, 2016 and 2015, respectively. Also includes $0.6 million and $1.2 million of acquisition and separation related costs for the three and twelve months ended December 31, 2016, respectively.
[2]	In 2016, the Company completed an employee reduction-in-force. Restructuring costs, consisting of employee severance and termination benefits, of $1.9 million were recognized during the twelve months ended December 31, 2016.

Lumos Networks Corp.

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
(In thousands)	2016	2015
Cash Flows from Operating Activities:
Net (Loss) Income	$(344)	$10,183
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	48,704	42,721
Amortization	2,575	4,806
Accretion of asset retirement obligations	115	139
Deferred income taxes	1,551	6,767
Gain on interest rate swap derivatives	—	(665)
Equity-based compensation expense	9,818	5,881
Amortization of debt issuance costs	4,500	2,688
Retirement benefits, net of cash contributions and distributions	505	(314)
Excess tax benefits from share-based compensation	—	(165)
Other	1,566	789
Changes in operating assets and liabilities, net	(3,614)	(6,085)

Net Cash Provided by Operating Activities	65,376	66,745

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(84,027)	(115,675)
Broadband network expansion funded by stimulus grant	—	(2,578)
Purchases of available-for-sale marketable securities	(74,393)	(114,478)
Proceeds from sale or maturity of available-for-sale marketable securities	125,041	42,200
Change in restricted cash	—	4,208
Cash reimbursement received from broadband stimulus grant	—	3,838

Net Cash Used in Investing Activities	(33,379)	(182,485)

Cash Flows from Financing Activities:
Proceeds from issuance of senior secured term loan	—	28,000
Proceeds from issuance of unsecured notes, net of debt discount	—	148,500
Payment of financing costs	—	(8,192)
Principal payments on senior secured term loans	(8,030)	(47,960)
Cash dividends paid on common stock	—	(3,152)
Principal payments under capital lease obligations	(2,683)	(2,471)
Capital distribution to noncontrolling interests	(232)	—
Proceeds from stock option exercises and employee stock purchase plan	1,670	356
Excess tax benefits from share-based compensation	—	165
Repurchases of common stock to settle tax withholding obligations on employee stock awards	(2,414)	(371)
Other	—	(8)

Net Cash (Used in) Provided by Financing Activities	(11,689)	114,867

Increase (decrease) in cash and cash equivalents	20,308	(873)
Cash and cash equivalents:
Beginning of Period	13,267	14,140

End of Period	$33,575	$13,267

Lumos Networks Corp.

Operating Results, Customer and Network Statistics

(Dollars in thousands)	Three months ended:					Twelve Months Ended:
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue, Gross Margin, Contribution Margin and Adjusted EBITDA
Revenue
Enterprise Data	$13,911	$13,549	$12,878	$12,001	$11,935	$52,339	$45,820
Transport	8,106	8,499	8,902	9,099	10,005	34,606	40,021
FTTC	9,629	9,325	9,176	8,529	7,892	36,659	28,470

Total Data	31,646	31,373	30,956	29,629	29,832	123,604	114,311
Residential and Small Business	15,488	15,863	16,149	15,828	16,379	63,328	67,214
RLEC Access	4,752	4,535	5,343	5,337	5,641	19,967	22,744

Total Revenue	$51,886	$51,771	$52,448	$50,794	$51,852	$206,899	$204,269
Gross Margin[1]
Data	86.6%	85.5%	85.3%	84.6%	83.8%	85.5%	84.3%
Residential and Small Business	69.1%	67.7%	65.8%	64.3%	65.2%	66.7%	63.9%
Contribution Margin[2]
Data	$25,517	$24,822	$24,477	$23,390	$24,047	$98,206	$90,974
Residential and Small Business	9,554	9,516	9,394	9,142	9,701	37,606	38,422
RLEC Access	4,591	4,360	5,171	5,192	5,486	19,314	22,078

Total Contribution Margin	$39,662	$38,698	$39,042	$37,724	$39,234	$155,126	$151,474
Contribution Margin Ratio[2]
Data	80.6%	79.1%	79.1%	78.9%	80.6%	79.5%	79.6%
Residential and Small Business	61.7%	60.0%	58.2%	57.8%	59.2%	59.4%	57.2%
RLEC Access	96.6%	96.1%	96.8%	97.3%	97.3%	96.7%	97.1%
Total Contribution Margin Ratio	76.4%	74.7%	74.4%	74.3%	75.7%	75.0%	74.2%
Adjusted EBITDA[2]
Data	$14,311	$14,567	$13,826	$13,314	$14,186	$56,018	$50,719
Residential and Small Business	5,506	5,723	5,339	5,149	5,458	21,717	21,426
RLEC Access	4,122	3,970	4,611	4,652	4,907	17,355	19,858

Total Adjusted EBITDA	$23,939	$24,260	$23,776	$23,115	$24,551	$95,090	$92,003
Adjusted EBITDA Margin[2]
Data	45.2%	46.4%	44.7%	44.9%	47.6%	45.3%	44.4%
Residential and Small Business	35.6%	36.1%	33.1%	32.5%	33.3%	34.3%	31.9%
RLEC Access	86.7%	87.5%	86.3%	87.2%	87.0%	86.9%	87.3%
Total Adjusted EBITDA Margin	46.1%	46.9%	45.3%	45.5%	47.3%	46.0%	45.0%
Capital Expenditures	$18,747	$20,089	$23,185	$22,006	$35,557	$84,027	$115,675
Adjusted EBITDA less Capital Expenditures	$5,192	$4,171	$591	$1,109	$(11,006)	$11,063	$(23,672)

Lumos Networks Corp.

Operating Results, Customer and Network Statistics (continued)

	Three months ended:
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Fiber Network Statistics
Fiber Route-Miles	10,112	9,204	8,985	8,734	8,607
Fiber Miles[3]	491,276	475,507	436,451	401,109	384,094
Fiber Markets	25	24	24	24	24
FTTC Unique Towers	1,304	1,297	1,295	1,252	1,099
FTTC Total Connections	1,659	1,642	1,636	1,592	1,440
On-Network Buildings	2,031	1,984	1,922	1,812	1,732
Data Centers[4]	36	36	36	36	34
Mobile Switching Centers	15	14	14	14	14
R&SB Statistics
Competitive Voice Connections[7]	65,285	68,084	69,903	71,675	73,794
Video Subscribers	5,851	5,841	5,817	5,840	5,904
Fiber-to-the-Premise Broadband Connections[5]	8,972	8,307	7,982	7,849	7,649
Premises Passed by Fiber[6]	19,783	19,591	19,453	19,495	19,421
RLEC Access Lines[7]	22,991	23,381	23,695	24,094	24,421

[1]	The Company had previously reported gross margin percentages that were calculated as the ratio of gross profit (total revenue less network access charges) to total revenue. Beginning in Q1 2016, the Company began reporting cost of revenue, which includes network access charges and certain other facilities rental costs and adjusted its measurement of gross margin to include these costs. Historical periods have been revised to be consistent with the current period presentation.
[2]	Contribution Margin, Contribution Margin Ratio, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. See definitions on page 3 of this earnings release.
[3]	Fiber miles are calculated as the fiber route miles multiplied by the number of fiber strands within each cable (represents an average of 49 fibers per route as of December 31, 2016).
[4]	Data centers reported include both commercial and private data centers and Company-owned facilities offering commercial data center services.
[5]	During the first quarter of 2016, the Company revised its fiber-to-the-premise broadband connections as a result of enhanced system reporting capabilities. Historical fiber-to-the-premise broadband connections for prior quarters have been revised to reflect the updated information.
[6]	Includes residential and small business locations passed by fiber and available for service. Approximately 92% of the premises passed by fiber and available for service as of December 31, 2016 were residential.
[7]	During the fourth quarter of 2016, the Company revised its competitive and RLEC voice connections as a result of enhanced system reporting capabilities. Historical voice connections for prior quarters have been revised to reflect the updated information.

Note:  Certain prior period Adjusted EBITDA amounts have been reclassified to conform with the current year presentation.

Lumos Networks Corp.

Reconciliation of Net Income (Loss) Attributable to Lumos Networks Corp. to Contribution Margin

(Dollars in thousands)	2016	2015
For The Three Months Ended December 31,
Net Income Attributable to Lumos Networks Corp.	$104	$2,674
Net Income Attributable to Noncontrolling Interests	42	46

Net Income	146	2,720
Income tax expense	250	925
Interest expense	7,220	6,896
Gain on interest rate swap derivatives	—	(220)
Other income, net	(69)	(203)

Operating Income	7,547	10,118
Depreciation and amortization and accretion of asset retirement obligations	14,275	12,449
Restructuring charges	117	1
Indirect operating costs	9,764	8,481
Corporate general and administrative costs, including equity-based compensation and acquisition and separation related charges	7,959	8,185

Contribution Margin	$39,662	$39,234

Contribution Margin Ratio	76.4%	75.7%

For The Twelve Months Ended December 31,
Net (Loss) Income Attributable to Lumos Networks Corp.	$(523)	$10,026
Net Income Attributable to Noncontrolling Interests	179	157

Net (Loss) Income	(344)	10,183
Income tax expense	1,962	7,146
Interest expense	28,385	19,918
Gain on interest rate swap derivatives	—	(665)
Other income, net	(389)	(114)

Operating Income	29,614	36,468
Depreciation and amortization and accretion of asset retirement obligations	51,394	47,666
Restructuring charges	1,940	638
Indirect operating costs	36,421	35,590
Corporate general and administrative costs, including equity-based compensation and acquisition and separation related charges	35,757	31,112

Contribution Margin	$155,126	$151,474

Contribution Margin Ratio	75.0%	74.2%

Reconciliation of Net Income (Loss) Attributable to Lumos Networks Corp. to Adjusted EBITDA

(Dollars in thousands)	2016	2015
For The Three Months Ended December 31,
Net Income Attributable to Lumos Networks Corp.	$104	$2,674
Net Income Attributable to Noncontrolling Interests	42	46

Net Income	146	2,720
Income tax expense	250	925
Interest expense	7,220	6,896
Gain on interest rate swap derivatives	—	(220)
Other income, net	(69)	(203)

Operating Income	7,547	10,118
Depreciation and amortization and accretion of asset retirement obligations	14,275	12,449
Amortization of actuarial losses	337	338
Equity-based compensation	1,104	1,645
Restructuring charges	117	1
Acquisition and separation related charges	559	—

Adjusted EBITDA	$23,939	$24,551

Lumos Networks Corp.

Reconciliation of Net Income (Loss) Attributable to Lumos Networks Corp. to Contribution Margin

(Dollars in thousands)	2016	2015
Adjusted EBITDA Margin	46.1%	47.3%

For The Twelve Months Ended December 31,
Net (Loss) Income Attributable to Lumos Networks Corp.	$(523)	$10,026
Net Income Attributable to Noncontrolling Interests	179	157

Net (Loss) Income	(344)	10,183
Income tax expense	1,962	7,146
Interest expense	28,385	19,918
Gain on interest rate swap derivatives	—	(665)
Other income, net	(389)	(114)

Operating Income	29,614	36,468
Depreciation and amortization and accretion of asset retirement obligations	51,394	47,666
Amortization of actuarial losses	1,350	1,350
Equity-based compensation	9,581	5,881
Restructuring charges	1,940	638
Acquisition and separation related charges	1,211	—

Adjusted EBITDA	$95,090	$92,003

Adjusted EBITDA Margin	46.0%	45.0%